Exhibit 10.34

SECOND AMENDMENT TO THE SEPARATION AGREEMENT

This Second Amendment (this “Amendment”), dated as of January 23, 2009, between Travelport Limited (“Travelport”) and Orbitz Worldwide, Inc. (“OWW” and together with Travelport, the “Parties”) is entered into to amend the Separation Agreement, dated as of July 25, 2007, between the Parties (as amended by the First Amendment thereto dated May 5, 2008, the “Separation Agreement”). Capitalized terms used herein shall have the respective meanings ascribed thereto in the Separation Agreement unless herein defined.

WHEREAS, Section 10.9 of the Separation Agreement provides that the Separation Agreement may be amended, modified or supplemented by written agreement of the Parties; and

WHEREAS, each of Travelport and OWW has determined that it is in its best interests to authorize and approve the agreements set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it is mutually agreed as follows:

ARTICLE I
AMENDMENTS

Section 1.1             Section 1.2 of the Separation Agreement is hereby amended by replacing “March 31, 2009” with March 31, 2010”.

Section 1.2             Section 2.10(d)(iv)(4) of the Separation Agreement is hereby amended by adding “(a)” before “fees” in the first line, deleting the word “and” at the end thereof and adding the following sentences to the end thereof:

“(b) solely in the case of any letter of credit (i) newly issued after December 31, 2008 but prior to March 31, 2010 that does not replace, renew or extend one or more letters of credit issued for substantially the same purpose prior to such date or (ii) issued after December 31, 2008 but prior to March 31, 2010 to replace, renew or extend (including an extension of term) a letter of credit existing prior to December 31, 2008 within 90 days prior to the expiration date of such existing letter of credit, fees on such letters of credit outstanding equal to the product of (x) 200 basis points plus the Applicable Rate (as such term is defined in the Travelport Credit Facility for the Post-First Amendment and Restatement Synthetic L/C Facility Fee) and (y) the daily maximum amount then available to be drawn under such outstanding letter of credit in accordance with Section 2.03(g) of the Travelport Credit Facility, computed on a monthly basis in arrears and payable within five Business Days after delivery of an invoice from Travelport therefor (if a letter of credit does not meet the criteria set forth in clauses (i) and (ii) of this subclause (b), the fee to be applied to such letter of credit pursuant to this Section 2.10(d)(iv)(4) shall be calculated as set forth in subclause (a) of this Section 2.10(d)(iv)(4)); provided, that, with respect to those letters of credit issued and outstanding as of December 31, 2008, and as set forth on Schedule 2.10 attached hereto, the fee to be applied to such letters of credit pursuant to this

Section 2.10(d)(iv)(4) shall be as set forth on Schedule 2.10 and shall apply until such time as the respective letter of credit is replaced, renewed or extended at which time the fee to be applied to such replaced, renewed or extended letter of credit shall be as set forth in subclause (b)(ii) of this Section 2.10(d)(iv)(4); and”

Section 1.3             Section 2.10(e) of the Separation Agreement is hereby amended to add the following sentences to the end thereof:

“Travelport shall not be obligated to request the issuance of letters of credit under the Travelport Credit Facility if such letters of credit (i) are not in the ordinary course of OWW’s business, or (ii) contain expiration periods, renewals or extensions (including extensions of term) different from the terms of the original letter of credit to which such renewal or extension relate.”

ARTICLE II
MISCELLANEOUS

Section 2.1             This Amendment shall become effective as of the date first written above.

Section 2.2             This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest, except as expressly provided in the Separation Agreement.

Section 2.3             Nothing in this Amendment shall convey any rights upon any Person or entity which is not a Party or a permitted assignee of a Party to the Separation Agreement.

Section 2.4             This Amendment may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constituted one and the same agreement.

Section 2.5             This Amendment shall be construed and enforced in accordance with, and the rights and duties of the Parties shall be governed by, the laws of the State of New York without regard to the principles of conflicts of law other than Section 5-1401 of the General Obligations Law of the State of New York.

Section 2.6             Each Party to this Amendment agrees that, other than as expressly set out in this Amendment, nothing in this Amendment is intended to alter the rights, duties, obligations of the Parties under the Separation Agreement which shall remain in full force and effect as amended hereby.

IN WITNESS HEREOF, the parties have caused this Second Amendment to the Separation Agreement to be executed and delivered as of the date first above written.

TRAVELPORT LIMITED

/s/ Eric J. Bock
Name:	Eric J. Bock
Title:	Executive Vice President and General Counsel

ORBITZ WORLDWIDE, INC.

/s/ Marsha C. Williams
Name:	Marsha C. Williams
Title:	Senior Vice President, Chief Financial Officer